EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media and Investor Contact:
Wendy Kelley
investorrelations@wd40.com
+1-619-275-9304
WD-40 Company Hires Keith Stauffer to Assume Role of Chief Financial Officer Following a Transition Period
SAN DIEGO – September 3, 2026 ― WD-40 Company (NASDAQ: WDFC), a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories and homes around the world, today announced that Keith Stauffer will join the Company as vice president, global finance, effective Sept. 7, 2026.
As previously announced, the Company’s current chief financial officer, Sara Hyzer, will transition to the role of division president, Americas. The company today confirmed Nov. 2, 2026, as the effective date of that previously disclosed transition, concurrent with Mr. Stauffer’s appointment as chief financial officer. Ms. Hyzer will continue to serve as chief financial officer during the transition period and through the filing of WD-40 Company's Annual Report on Form 10-K for fiscal year 2026.
“After a rigorous search process, I’m excited to welcome Keith to WD-40 Company and our executive leadership team,” said Steve Brass, president and chief executive officer of WD-40 Company. “Keith brings a strong combination of financial leadership, operational experience and global consumer products expertise to our Company. His experience leading finance organizations across public companies and international businesses will be valuable as we continue to execute our long-term strategy and drive sustainable growth. Keith will work closely with Sara during the planned transition period, allowing him to become immersed in our business and ensuring a smooth handoff as he assumes the role of chief financial officer.”
Prior to joining WD-40 Company, Mr. Stauffer served as chief financial officer, U.S., at Galderma S.A., where he led finance for the company's U.S. business. Previously, he served as chief financial officer of TerrAscend Corp., a publicly traded company, from 2020 to 2025. Earlier in his career, Mr. Stauffer held senior finance leadership positions at Coty Inc., The Hershey Company, Dell Technologies and Procter & Gamble, gaining extensive experience in consumer products, international operations and business transformation. Mr. Stauffer holds a Bachelor of Science in industrial engineering and a Master of Business Administration both from Purdue University.
About WD-40 Company
WD-40 Company is a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories, and homes around the world. The Company owns a wide range of well-known brands that include maintenance products and homecare and cleaning products: WD-40® Multi-Use Product, WD-40 Specialist®, 3-IN-ONE®, GT85®, 2000 Flushes®, no vac®, Spot Shot®, Lava®, Solvol®, X-14®, and Carpet Fresh®.

Headquartered in San Diego, California, USA, WD-40 Company recorded net sales of $620.0 million in fiscal year 2025 and its products are currently available in more than 176 countries and territories worldwide. WD-40 Company is traded on the NASDAQ Global Select Market under the ticker symbol “WDFC”. For additional information about WD-40 Company please visit http://www.wd40Company.com.

Forward-Looking Statements
Except for the historical information contained herein, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect the Company’s current expectations with respect to currently available operating, financial and economic information. These forward-looking statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. These forward-looking statements are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “aim,” “anticipate,” “target,” “estimate” and similar expressions.
These forward-looking statements include, but are not limited to, discussions about future financial and operating results, including: the Company’s ability to successfully manage the transition of responsibilities; the effectiveness of interim or newly appointed leadership; the retention of key personnel; potential disruption to financial reporting processes, internal controls over financial reporting, or external audit activities; the timing and completion of the appointment of an incoming chief financial officer; growth expectations for maintenance products; expected levels of promotional and advertising spending; anticipated input costs for manufacturing and the costs associated with distribution of our products; plans for and success of product innovation, the impact of new product introductions on the growth of sales; anticipated results from product line extension sales; expected tax rates and the impact of tax legislation and regulatory action; changes in the geopolitics and political conditions or relations between the United States and other nations; changes in trade policies and tariffs and the impact therefrom; the impacts from inflationary trends; the impacts from supply chain constraints and supply chain disruptions; changes in interest rates; and forecasted foreign currency exchange rates and commodity prices and specialty chemicals.
The Company’s expectations, beliefs and forecasts are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that the Company’s expectations, beliefs or forecasts will be achieved or accomplished. All forward-looking statements reflect the Company’s expectations as of September 3, 2026. We undertake no obligation to revise or update any forward-looking statements.
Actual events or results may materially differ from those projected in forward-looking statements due to various factors, including, but not limited to, those identified in Part I—Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025 which the Company filed with the SEC on October 27, 2025, and in the Company’s Quarterly Report on Form 10-Q for the period ended May 31, 2026, which the Company filed with the SEC on July 9, 2026.